Exhibit 10.1

EXACTTARGET, INC. 2004 STOCK OPTION PLAN

        ExactTarget, Inc. ("Company") hereby establishes the ExactTarget, Inc. 2004 Stock Option Plan ("Plan"), effective July 14, 2004.

ARTICLE 1.
GENERAL PROVISIONS

        Section 1.01.    Approval and Application.    This Plan was approved by the Company's Board of Directors by unanimous written consent, contingent on approval by the Company's shareholders within 12 months following its adoption by the Board. It was approved by the requisite percentage of the Company's shareholders by written consent within such 12-month period. This Plan, in addition to governing Stock Options granted hereunder, shall govern all options granted to employees of the Company's predecessor, ExactTarget, LLC, that became options of the Company on July 14, 2004 (which options account for 2,444,392 of the aggregate number of Common Shares with respect to which Stock Options may be granted hereunder, as specified in Section 5.01 hereof), and revised option agreements reflecting this fact shall be entered into between the grantees of those prior options and the Company.

        Section 1.02.    Description.    The Plan is designed to promote the interests of the Company and its shareholders by providing a means by which the Board can award stock options to designated employees and directors of the Company or any Subsidiary. The Plan permits the Board to grant Incentive Stock Options and Non-Qualified Stock Options as provided herein.

        Section 1.03.    Purpose.    The purpose of the Plan is to further the growth, development, and financial success of the Company by providing for stock-based incentives intended to (i) attract and retain key employees and directors, (ii) motivate those employees and directors to use their best efforts on behalf of the Company, and (iii) more closely align the interests of those employees and directors with those of the Company's shareholders.

ARTICLE 2.
DEFINITIONS AND RULES OF CONSTRUCTION

        Section 2.01.    Definitions.    Whenever used herein, capitalized terms shall have the meanings indicated below:

          (a)   "Agreement" means an agreement between an Optionee and the Company setting out the terms of a Stock Option award.

          (b)   "Board" or "Board of Directors" means the Company's Board of Directors, as constituted from time to time.

          (c)   "Cause" means, with respect to an Optionee, that the Board has made a good faith determination that one or more of the following has occurred: (i) the Optionee's material breach of the terms of his employment (continuing for 10 days after receipt of written notice of the need to cure); (ii) the Optionee's gross negligence or willful misconduct in the performance or intentional non-performance (continuing for 10 days after receipt of written notice of the need to cure) of any of the material duties under the Optionee's employment agreement; (iii) the Optionee's dishonesty, fraud, or misconduct with respect to the business or affairs of the Employer (monetarily or otherwise); (iv) the Optionee's conviction of (or entry of a plea of nolo condentere with respect to) a felony or a lesser crime involving moral turpitude; or (v) the Optionee's chronic alcohol abuse or illegal drug abuse that is determined by the Board following a reasonable investigation to materially impair the Optionee's ability to perform his duties and responsibilities.

          (d)   "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (e)   "Committee" means the compensation committee of the Board; provided, however, during any period in which there is not a properly constituted compensation committee, the term "Committee" means the Board.

          (f)    "Common Share" means a share of the Company's common stock.

          (g)   "Company" means ExactTarget, Inc.

          (h)   "Director" means a director of the Company or a Subsidiary who is not also an Employee.

          (i)    "Disability" means, with respect to an Optionee, the Optionee's inability due to physical or mental illness or injury to carry out effectively his duties and obligations to the Employer or to participate effectively and actively in the management of the Employer for a period of at least six consecutive months, as determined in the reasonable judgment of the Board.

          (j)    "Employee" means any individual employed by the Employer as a common law employee, including an officer or employee who is also a member of the Board of Directors or the board of directors of a Subsidiary.

          (k)   "Employer" means the Company and/or any Subsidiary.

          (l)    "Exercise Price" means the purchase price established by the Committee for exercising a Stock Option. With respect to a Prior Option, the Exercise Price is the purchase price resulting from the conversion of units in the Predecessor Employer to Common Shares.

          (m)  "Fair Market Value" means, with respect to a Common Share as of a particular date, the value of a Common Share as determined by the Committee on a basis consistent with applicable regulations under the Code.

          (n)   "Grant Date" means the effective date of the grant of a Stock Option. With respect to a Prior Option, the Grant Date is the effective date of the grant of the Prior Option.

          (o)   "Incentive Stock Option" means a stock option that satisfies the requirements of Code Section 422.

          (p)   "Non-Qualified Stock Option" means a stock option that does not satisfy the requirements of Code Section 422.

          (q)   "Optionee" means an Employee or Director to whom a Stock Option has been granted; provided, however, an Optionee shall cease to be such at such time as all Options granted to him have expired or been exercised or forfeited.

          (r)   "Plan" means the Exact Target, Inc. 2004 Stock Option Plan, as set forth in this document, as amended from time to time.

          (s)   "Predecessor Employer" means ExactTarget, LLC.

          (t)    "Prior Option" means an option granted by the Predecessor Employer that became an option for Common Shares on July 14, 2004.

          (u)   "Retirement" means, in the case of an Employee, Termination of Service for any reason other than Disability or death on or after the day on which the Employee has both completed 10 years of employment with the Company and reached age 60.

          (v)   "Securities Act" means the Securities Act of 1933, as amended from time to time.

          (w)  "Stock Option" means an Incentive Stock Option or Non-Qualified Stock Option granted pursuant to the Plan or an option issued by the Predecessor Employer that is governed by the Plan.

          (x)   "Subsidiary" means any company (other than the Company) that is a subsidiary within the meaning of Code Section 424.

          (y)   "10% Shareholder" means an individual who owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or Subsidiary.

          (z)   "Terminates Service", "Termination of Service" or "Service is Terminated" means, (i) in the case of an Employee, a complete termination of the employment relationship between the Employee and the Employer and, (ii) in the case of a Director, termination of service as a Director.

        Section 2.02.    Rules of Construction.    The following rules shall apply in construing the Plan and any Agreement:

          (a)   Words used in the masculine gender shall be construed to include the feminine gender, where appropriate, and words used in the singular or plural shall be construed as being in the plural or singular, where appropriate.

          (b)   The Plan and any Agreement shall be construed, enforced, and administered and the validity thereof determined in accordance with the laws of the State of Indiana without regard to conflict of law principles.

          (c)   Provisions of the Plan applicable to Incentive Stock Options shall be construed to effect compliance with Code Section 422.

          (d)   Headings are used for convenience only, and they shall not affect the construction of this Plan or any Agreement.

          (e)   If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of the Plan shall continue in effect, provided that the essential economic terms of the Plan and any Agreement can still be enforced.

          (f)    Reference to any provision of the Code or other law shall be deemed to include a reference to the successor of such provision.

ARTICLE 3.
ADMINISTRATION

        Section 3.01.    Committee.    The Plan shall be administered by the Committee. Any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote or written consent. No member of the Committee shall participate in the grant of a Stock Option to himself; provided, however, a Committee member may participate in the decision to grant Stock Options for the same number of Common Shares to all similarly situated Directors.

        Section 3.02.    Powers of the Committee.    Subject to the express provisions of the Plan and any express limitations on its delegated authority, the Committee is authorized and empowered to (i) designate those persons eligible to receive Stock Options, (ii) grant Stock Options, (iii) determine the Grant Date of each Stock Option grant, the number of Common Shares subject to the grant, and the other terms and conditions of the grant, which terms and conditions need not be the same for each grant, (iv) interpret the Plan, (v) determine the Fair Market Value of the Common Shares, (vi) accelerate the time during which a Stock Option may be exercised, notwithstanding any provisions of an Agreement to the contrary, (vii) prescribe, amend, and rescind rules relating to the Plan, (viii) authorize any person to execute on behalf of the Company any instrument required to effectuate a grant, (ix) determine the rights and obligations of Optionees under the Plan, (x) determine the terms and provisions of each Agreement under the Plan (which Agreements need not be identical), including the designation of those Stock Options intended to be Incentive Stock Options, (xi) revise the Exercise Price, or otherwise amend or modify the terms, of any existing Stock Options with the consent of the Optionee, and (xii) make all other determinations deemed necessary or advisable for the administration of the Plan.

        Section 3.03.    Binding Determinations.    Any action taken by, or inaction of, the Company, the Board, or the Committee relating or pursuant to the Plan (including, without limitation, any determination of Fair Market Value) shall be within the sole discretion of that entity or body and shall be conclusive and binding on all persons. Subject only to compliance with the express provisions hereof, the Board and the Committee may act in their sole discretion on all matters within their authority relating to the Plan.

        Section 3.04.    Delegation.    The Committee may delegate ministerial non-discretionary functions to one or more Company officers or employees.

        Section 3.05.    Limitation of Liability.    No director, officer, or agent of the Company shall be liable for any act, omission, or decision under the Plan that is taken, made, or omitted in good faith.

ARTICLE 4.
ELIGIBILITY

        The Committee shall, from time to time, designate those persons eligible to receive Stock Option grants from among key Employees and Directors; provided, however, Incentive Stock Options may be granted only to Employees. The Committee may make more than one grant to any person.

ARTICLE 5.
COMMON SHARES SUBJECT TO AWARDS

        Section 5.01.    Shares Available.    The only shares subject to Stock Options shall be the Company's authorized, but unissued, or reacquired Common Shares. The aggregate number of Common Shares with respect to which Stock Options may be granted, including Prior Options, is 3,557,624. If a Stock Option under the Plan expires, or for any reason is terminated or unexercised with respect to any Common Shares, such Common Shares shall again be available for Stock Options thereafter granted hereunder during the term of the Plan. The limitations of this Section are subject to adjustment as provided in Section 5.02.

        Section 5.02.    Adjustments Upon Recapitalization or Reorganization.    If the outstanding Common Shares are changed into, or exchanged for, a different number or kind of shares or securities of the Company through any capital reorganization or reclassification, or if the number of outstanding Common Shares is changed through a stock split or stock dividend, an appropriate adjustment shall be made by the Committee in the number of, kind of, and/or Exercise Price for Common Shares with respect to which Stock Options may be granted. A corresponding adjustment shall likewise be made in the number of, kind of, and/or Exercise Price for Common Shares with respect to which there are unexercised outstanding Stock Options. Any such adjustment in an outstanding Stock Option, however, shall be made without change in the total price applicable to the unexercised portion of the Stock Option but with a corresponding adjustment in the price for each Common Share covered by the Stock Option. In making such adjustments, or in determining that no such adjustments are necessary, the Committee may rely upon the advice of counsel and accountants for the Company, and the good faith determination of the Committee shall be final, conclusive, and binding. No fractional shares of stock shall be issued or issuable under the Plan on account of any such adjustment.

        Section 5.03.    Restrictions Applicable to Common Shares.    Common Shares issued pursuant to the exercise of a Stock Option shall be subject to the restrictions referred to in the Agreement as well as any shareholder's agreement generally in effect at the time of exercise. Each Optionee shall be required to execute and deliver to the Company a counterpart signature page to any shareholder agreement providing for restrictions on transfer or voting of the Company's Common Shares, in effect at the time of exercise, as a condition of the Optionee's exercise of a Stock Option.

ARTICLE 6.
STOCK OPTION TERMS AND CONDITIONS

        Section 6.01.    Types of Stock Options.    Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options, as the Committee designates at the time of grant. The Committee may grant Stock Options at different times to the same person or grant different Stock Options at the same time to the same person. All Prior Options have been converted into Non-Qualified Stock Options.

        Section 6.02.    Terms and Conditions.    All Stock Options shall be evidenced by a Stock Option Agreement, which shall contain such terms and be in such form as the Committee shall from time to time approve, subject to the following conditions and limitations:

          (a)    Grant Date and Type of Option.    Unless otherwise specifically provided by the Plan or indicated by the Committee, each Stock Option shall be granted as of the date of the Committee's resolution granting the Stock Option. The Agreement shall state the Grant Date and whether the Stock Option is an Incentive Stock Option or Non-Qualified Stock Option.

          (b)    Number of Common Shares.    The Agreement shall state the number of Common Shares subject to Options.

          (c)    Exercise Price.    The Agreement shall state the Exercise Price per Common Share. The Exercise Price shall be determined by the Committee; provided, however, for Incentive Stock Options, the Exercise Price shall satisfy the requirements of Section 6.03 and the provisions of Code Section 422.

          (d)    Vesting of Awards.    The Agreement shall provide a vesting schedule for the Stock Options subject thereto. In the absence of a vesting schedule in the Agreement, the following schedule shall apply: (i) 25% of the Common Shares subject to a Stock Option shall become vested on the first anniversary of the Grant Date, provided that a Termination of Service has not occurred before that date, and (ii) following the first anniversary of the Grant Date, 1/48 of the Common Shares subject to a Stock Option shall become vested following each month of employment thereafter, provided that a Termination of Service has not occurred before each applicable date. Notwithstanding the preceding provisions, the Board of Directors shall have plenary authority, in its sole discretion, but subject to the express provisions of the Plan, to accelerate the time at which all or any part of an option may be exercised; provided that, so long as Insight Venture Partners, LLC or any of its affiliates has at least one representative on the Board of Directors, that representative must approve any such acceleration.

          (e)    Limitation on Transferability.    No Stock Option shall be assignable or transferable except by will or under the laws of descent and distribution. During the lifetime of an Optionee, a Stock Option shall be exercisable only by the Optionee. Any attempt of assignment, transfer, pledge, hypothecation, or other disposition of any Stock Option granted hereunder that is contrary to the provisions of the Plan, or the levy of any attachment or similar proceedings upon any Stock Option, shall be null and void. The Common Shares issuable upon exercise of a Stock Option shall be subject to any shareholder's agreement by and among the Company and the shareholders of the

  Company which is in existence at the time of exercise and the Optionee shall be required to execute and become a party to any such agreement as a condition of his or her exercise of the Stock Option.

          (f)    Exercise and Payment of Exercise Price.    A vested Stock Option may be exercised by the Optionee at any time after it becomes vested and before its forfeiture or expiration. An Optionee may exercise an exercisable Stock Option only by giving written notice to the Company's Treasurer (or in case of a notice by the Treasurer, to the Company's President) specifying the number of Common Shares to be purchased and accompanied by payment of the full Exercise Price therefor in cash, by check, or in such other form of lawful consideration as the Committee may approve, including without limitation and in the sole discretion of the Committee, the surrender by the Optionee of Common Shares subject to a vested exercisable Stock Option, or the transfer by the Optionee to the Company of outstanding Common Shares held by the Optionee in a manner that satisfies the requirements of the Plan and the Agreement. Common Shares used to satisfy the Exercise Price of an Option shall be valued at their Fair Market Value on the date of exercise. Stock Options unable to be exercised in compliance with the provisions of this Plan shall be canceled and the Common Shares subject to such Stock Options shall return to the Plan and be available for reissuance. The Optionee shall be required to execute and become a party to any shareholder's agreement by and among the Company and the shareholders of the Company which is in existence at the time of exercise as a condition of his or her exercise of the Stock Option.

          (g)    Restrictions on Grants.    Notwithstanding any other provision of this Plan or an Agreement, no Stock Option may be granted pursuant to the Plan later than July 14, 2014.

          (h)    Issuance of Shares and Compliance with Securities Laws.    The Company's Common Shares have not been registered under the Securities Act. The Company may postpone the issuance and delivery of certificates representing Common Shares until, in the opinion of the Company's legal counsel, the requirements for issuance in the absence of a registration statement have been satisfied. Any person purchasing Common Shares pursuant to the Plan may be required to make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the shares in compliance with applicable federal and state securities laws. The certificates representing the Common Shares issued upon the exercise of a Stock Option shall contain such legends as the Committee deems necessary to comply with applicable securities laws. Until a stock certificate is actually issued, the person exercising the Stock Option shall not be deemed a shareholder of the Common Shares purchased pursuant to the Stock Option.

          (i)    Dissolution or Liquidation of the Company.    In the event of the proposed dissolution or liquidation of the Company, or in the event of a proposed sale of substantially all of the assets of the Company, each Stock Option granted under the Plan shall terminate as of a date to be fixed by the Board of Directors; provided, however, that no fewer than 30 days written notice of the date so fixed shall be given to each holder of Stock Options, and each holder of Stock Options shall have the right during the period of 30 days preceding such termination to exercise his Stock Options as to all or any part of the Common Shares covered thereby.

        Section 6.03.    Additional Limitations Applicable to Incentive Stock Options.

          (a)    General.    The limitations and conditions of this Section as well as the terms and conditions otherwise specified by the Plan and Agreement shall apply to any Incentive Stock Option.

          (b)    Exercise Price.    The Exercise Price of an Incentive Stock Option shall be an amount per share not less than the Fair Market Value of a Common Share on the grant date. In the case of Incentive Stock Options granted to an Employee who is a 10% shareholder, the Exercise Price shall be an amount per share that is not less than 110% of the Fair Market Value of a Common Share on the grant date.

          (c)    Exercise Period.    Unless terminated earlier pursuant to other terms and provisions of the Plan or the Agreement, the term of each Incentive Stock Option shall expire not more than five years from the date on which the Incentive Stock Option is granted, if the Participant is a 10% Shareholder, and not more than 10 years from the date on which the Incentive Stock Option is granted, if the Participant is not a 10% Shareholder.

          (d)    Maximum Exercise Rule.    The aggregate Fair Market Value (determined at the time the Stock Option is granted) of the Common Shares with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under this Plan and any other incentive stock option plan (within the meaning of Code Section 422) of the Company or any parent or subsidiary corporation of the Company shall not exceed $100,000. To the extent that the grant of a Stock Option would cause the limitations of this Subsection to be exceeded, the Stock Option shall be treated as a Non-Qualified Stock Option.

          (e)    Other Code Limits.    Incentive Stock Options may be granted only to Employees who satisfy the other eligibility requirements of the Code. There shall be imposed in any Agreement relating to Incentive Stock Options such other terms and conditions as from time to time are required for the Stock Option be an "incentive stock option" within the meaning of Code Section 422.

ARTICLE 7.
TAX WITHHOLDING

        Section 7.01.    Withholding Arrangements.    All Optionees shall make arrangements satisfactory to the Committee to pay to the Company at the time of exercise any federal, state, or local taxes required to be withheld with respect to the exercise. If an Optionee fails to make such tax payments as required, the Company and any Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee.

        Section 7.02.    Retention and/or Delivery of Common Shares.    With respect to Common Shares purchased pursuant to a Non-Qualified Stock Option, the Committee may, at its discretion and subject to such rules as it may adopt, permit the Optionee to elect to satisfy, in whole or in part, any withholding tax obligation that may arise in connection with the exercise of the option by having the Company retain Common Shares or accept delivery from the Optionee of Common Shares having a Fair Market Value equal to the amount of the withholding tax to be satisfied by such retention or delivery. With respect to any Common Shares purchased pursuant to an Incentive Stock Option, the Committee may, at its discretion and subject to such rules as it may adopt, permit the Optionee to elect to satisfy, in whole or in part, any withholding tax obligation that may arise in connection with the disqualifying disposition of such Common Shares under Code Section 422(a)(1) by having the Company accept delivery from the Optionee of Common Shares having a Fair Market Value equal to the amount of the withholding tax to be satisfied by such delivery.

ARTICLE 8.
TERMINATION OF EMPLOYMENT

        Section 8.01.    Termination for Cause.    If an Optionee has a Termination of Service for Cause, all of the Optionee's outstanding Stock Options as of the date of termination shall be forfeited immediately, and the Optionee shall have no further rights under the Plan.

        Section 8.02.    Termination for Reason Other Than Cause, Retirement, Disability, or Death.    If an Optionee has a Termination of Service for any reason other than Cause or the Optionee's Retirement, Disability, or death, the Optionee may, but only within the one-month period immediately following such Termination of Service and in no event later than the expiration date specified in the Agreement, exercise any outstanding Stock Option to the extent that it was vested and exercisable on the date of such termination.

        Section 8.03.    Retirement.    If an Optionee has a Termination of Service due to Retirement, the Optionee may, but only within the three-month period immediately following such Termination of Service and in no event later than the expiration date specified in the Agreement, exercise any outstanding Stock Option to the extent that it was vested and exercisable on the date of his Retirement.

        Section 8.04.    Disability.    If an Optionee has a Termination of Service due to Disability, the Optionee may, but only within the three-month period immediately following such Termination of Service and in no event later than the expiration date specified in the Agreement, exercise any outstanding Stock Option to the extent that it was vested and exercisable on the date of his Termination of Service.

        Section 8.05.    Death.    If an Optionee has a Termination of Service due to death, the person or persons to whom the Optionee's rights to Stock Options have passed by will or the applicable laws of descent and distribution may, but only within the three-month period immediately following the Optionee's death and in no event later than the expiration date specified in the Agreement, exercise any outstanding Stock Option to the extent that it was vested and exercisable on the date of the Optionee's death.

ARTICLE 9.
AMENDMENT AND TERMINATION OF PLAN

        Section 9.01.    Cancellation of Stock Options.    The Committee may cancel any outstanding, unexercised Stock Option, provided that the Optionee to whom such Stock Option was granted has given his written consent thereto.

        Section 9.02.    Amendment or Termination of Plan.    The Committee may amend or terminate the Plan and may thereupon change terms and conditions, in accordance with such amendments, of any Stock Options not theretofore issued, and, with the consent of the Optionee, of any previously issued but unexercised and outstanding Stock Options. Notwithstanding the preceding provisions, no amendment, without the approval of the Company's shareholders, may (i) increase the number of Common Shares with respect to which Stock Options and/or Incentive Stock Options may be issued, (ii) modify the provisions of Section 6.03, (iii) extend the term of the Plan or any Stock Option, or (iv) modify (within the meaning of Code Section 424) any Incentive Stock Option.

ARTICLE 10.
MISCELLANEOUS

        Section 10.01.    Notices.    Except as specifically set forth in this Plan, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or sent by registered or certified mail, postage prepaid.

        Section 10.02.    No Employment Rights.    Nothing contained in the Plan or any Agreement shall confer on the Optionee any right to continued employment by the Employer or limit in any way the right of the Employer to terminate his employment, with or without cause, at any time.

        Section 10.03.    No Rights as Shareholder.    No Optionee shall have any rights as a Shareholder on account of a Stock Option until the exercise of the Stock Option and the full payment of the Purchase Price.

        Section 10.04.    Successor.    This Plan and the obligations hereunder shall be binding on any successor of the Company.

        Section 10.05.    Effective Date and Term of the Plan.    The Plan shall become effective as of July 14, 2004, and it shall terminate on July 14, 2014. Termination of the Plan shall not affect Stock Options granted before the date of termination, but no Stock Options may be granted pursuant to the Plan after that date.

        [Signature Page Follows]

        The undersigned duly authorized officer of ExactTarget, Inc. affirms that the ExactTarget, Inc. 2004 Stock Option Plan, in the form set out above, has been adopted by the Company, effective July 14, 2004.

EXACTTARGET, INC.

By:	/s/ SCOTT DORSEY Scott Dorsey, President